Exhibit 99.2

Contact:
Curt Stoelting
CEO
Pete Nicholson
CFO
ph: 630-573-7200

RC2 Reports 2008 Fourth Quarter and Full Year Results;
Provides Preliminary Outlook for 2009

Oak Brook, IL – February 18, 2009 – RC2 Corporation (NASDAQ:RCRC), today announced its results for the fourth quarter and year ended December 31, 2008 and provided a preliminary outlook for 2009.  The Company reported a net loss for the fourth quarter 2008 of $212.4 million, or ($12.32) per diluted share, compared with net income for the fourth quarter 2007 of $0.4 million, or $0.02 per diluted share.  The Company reported a net loss for the full year 2008 of $205.8 million, or ($11.82) per diluted share, compared with net income for the full year 2007 of $21.7 million, or $1.05 per diluted share.

Excluding non-cash impairment and write-down charges, severance and other related costs, and recall-related items, net income for the fourth quarter 2008 was $7.5 million, or $0.43 per diluted share, compared with net income, excluding recall-related items, for the fourth quarter 2007 of $8.0 million, or $0.42 per diluted share.  Excluding non-cash impairment and write-down charges, severance and other related costs, and recall-related and non-recurring items, net income for the full year 2008 was $25.7 million, or $1.46 per diluted share, compared with net income, excluding recall-related items, for the full year 2007 of $39.3 million, or $1.89 per diluted share.  As adjusted, diluted earnings per share in 2008 benefited from a lower than normal effective tax rate due to the percentage of taxable income generated in countries with tax rates lower than the United States as well as favorable impacts from discrete tax items.  (Refer to attached supplemental consolidated statements of operations as adjusted for non-recurring items.)

Net sales for the fourth quarter 2008 decreased by approximately 12% to $121.7 million compared with net sales of $138.6 million for the fourth quarter a year ago.  Unfavorable fluctuations in foreign currency exchange rates reduced 2008 fourth quarter consolidated net sales by approximately 5%.  Net sales for the full year 2008 decreased approximately 11% to $437.0 million compared with net sales of $489.0 million for the full year 2007.

Net sales for the fourth quarter 2008, excluding discontinued product lines, decreased by approximately 10% to $121.0 million compared with net sales, excluding recall-related items and discontinued product lines, of $133.7 million for the fourth quarter a year ago.  Net sales for the full year 2008, excluding recall-related items and discontinued product lines, decreased approximately 8% to $434.4 million compared with net sales, excluding recall-related items and discontinued product lines, of $472.4 million for the full year 2007.  (Refer to attached supplemental net sales by category excluding discontinued product lines and recall-related items.)

Fourth Quarter Results
The results for the fourth quarter 2008 were negatively impacted by (a) non-cash charges for impairment to goodwill and other intangible assets of $215.8 million, net of tax, and a write-off of tooling of $1.7 million, net of tax, (b) severance and other non-cash charges of $1.5 million, net of tax, and (c) recall-related items of $0.9 million, net of tax.  The net impact of these items was ($12.75) per diluted share in the fourth quarter 2008.  The results for the fourth quarter 2007 were negatively impacted by recall-related items of $7.6 million, net of tax, or ($0.40) per diluted share.  (Refer to the attached supplemental consolidated statements of operations as adjusted for non-recurring items.)

The 2008 fourth quarter gross margin decreased to 38.4% as compared with 44.9% in the prior year fourth quarter.  Excluding recall-related items, non-cash tooling write-off and severance, the 2008 fourth quarter gross margin decreased to 40.7% as compared with 45.9% in the prior year fourth quarter, excluding recall-related items, primarily due to less favorable product mix, higher product costs and unfavorable foreign exchange rates which more than offset cost improvement initiatives and price increases.  Selling, general and administrative expenses decreased to $43.5 million in the fourth quarter 2008 as compared with $48.4 million in the fourth quarter 2007.  Excluding severance and other related costs, selling, general and administrative expenses decreased to $41.5 million in the fourth quarter 2008 as compared with $48.4 million in the fourth quarter 2007, due primarily to lower marketing and variable sales costs.  The Company reported an operating loss of $253.4 million in the fourth quarter 2008 as compared with operating income of $3.0 million in the fourth quarter 2007.  Lower sales volumes resulted in a decline in operating income, excluding the impact of non-recurring items, to $7.8 million during the fourth quarter 2008, from $15.6 million in the year ago period.  Primarily driven by favorable currency transaction gains, other income increased to $3.7 million during the fourth quarter 2008, from $0.8 million in the year ago period.  (Refer to the attached supplemental consolidated statements of operations as adjusted for non-recurring items.)

Full Year Results
The results for the year ended December 31, 2008 were negatively impacted by $219.9 million, net of tax, of non-recurring fourth quarter charges previously described, plus items recorded in previous quarters comprised of (a) recall-related items of $9.2 million, net of tax, (b) terminated acquisition costs of $1.0 million, net of tax, and (c) write-off of an investment of $1.4 million, net of tax.  The net impact of these items was ($13.28) per diluted share in the year ended December 31, 2008.  The results for the year ended December 31, 2007 were negatively impacted by recall-related items of $17.6 million, net of tax, or ($0.84) per diluted share.   (Refer to the attached supplemental consolidated statements of operations as adjusted for non-recurring items.)

The 2008 full year gross margin increased slightly to 43.9% as compared with 43.8% in the prior year.  Excluding non-recurring items, full year 2008 gross margin decreased slightly, primarily due to a less favorable product mix and higher product costs, which were partially offset by cost improvement initiatives and price increases.  Selling, general and administrative expenses decreased to $155.9 million in the year ended December 31, 2008 as compared with $161.6 million in the year ended December 31, 2007.  Selling, general and administrative expenses, excluding severance and other related costs, decreased to $153.9 million in the year ended December 31, 2008, as compared with $161.6 million in the year ended December 31, 2007, due to lower marketing and variable sales costs.  The Company reported an operating loss of $238.0 million in the year ended December 31, 2008 as compared with operating income of $33.8 million in the year ended December 31, 2007.  Lower sales volumes resulted in a decline in operating income, excluding the impact of non-recurring items, to $38.6 million during the year ended December 31, 2008, from $62.1 million in the year ended December 31, 2007.

Cash and Outstanding Debt
As of December 31, 2008 the Company’s cash balances were $32.1 million.  The Company’s outstanding debt at December 31, 2008, was $95.1 million, down from $138.1 million at September 30, 2008.  During the fourth quarter, the Company entered into a new three-year senior credit facility, which is comprised of a $75.0 million term loan and a $70.0 million revolving line of credit.  Principal payments on the term loan commence on March 31, 2009, at $3.75 million per calendar quarter, with the remaining term and revolving line of credit borrowings payable at November 1, 2011.  The new credit facility bears interest, at the Company’s option, at base rate or at LIBOR, plus applicable margins, which are based on the Company’s leverage ratio and vary between 2.25% to 3.25% on LIBOR borrowings and 1.25% to 2.25% on base rate borrowings. The applicable margin in effect at the commencement of this facility and throughout the fourth quarter 2008 was 3.00% on LIBOR borrowings and 2.00% on base rate borrowings.  As of March 2, 2009 the Company expects to have approximately $50 million of revolving credit borrowing capacity from this senior credit facility which can be used to fund capital expenditures, seasonal working capital needs and other permitted investments.   Based on its current leverage ratio, the applicable margin on outstanding loans will reset during the first quarter 2009 to 2.75% on LIBOR borrowings and 1.75% on base rate borrowings.

Commentary
Curt Stoelting, CEO of RC2 commented, “Fourth quarter sales and profits were negatively impacted by declines in holiday spending, conservative retailer ordering and unfavorable foreign currency exchange translation.  For the quarter, our international sales increased in local currencies but, due to unfavorable foreign currency exchange rates, declined by 15% when stated in U.S. dollars.   North American net sales from continuing product lines as adjusted for recall-related items declined 7% in the quarter.

“Comparable net sales in our mother, infant and toddler products category increased by 3% in the fourth quarter, reflecting an improving sales trend despite the overall economic conditions.  In this category, sales increases were generated in infant and toddler safety, gear and feeding products marketed under our The First Years® brand, which were partially offset by sales declines in our infant care and toy product lines.  We believe that in 2009 our mother, infant and toddler products category will continue to perform well relative to other consumer product categories.

“Comparable net sales in our preschool, youth and adult products category declined 15% in the fourth quarter with softness across all product lines.  On the positive side, Thomas & Friends Wooden Railway and John Deere replica toy sales were down only slightly when compared withthe prior year.  Additionally, we successfully launched our Learning Curve® Caring Corners® interactive dollhouse product line. Although we were disappointed with our fourth quarter sales results in the preschool, youth and adult products category, holiday retail sell-through met or exceeded our plans in many of our product lines.

“We were successful in the fourth quarter at generating positive cash flow from operations, reducing our outstanding debt by approximately $43 million and implementing a meaningful cost reduction plan, which is expected to lower 2009 operating expenses by over $10 million.  We remain focused on cost reduction and cash preservation.   Despite declines from peak levels, input costs remain at high levels and continue to pressure our product costs and margins.  Additionally, we expect unfavorable foreign currency rates to have a negative impact on sales and margins, especially in the first half of 2009.  We expect product cost and currency trends to improve in the second half of 2009.

“Consistent with our strategic plan, we continue to invest in innovative new products that make parenting easier and more fun for the entire family.  Even with difficult economic conditions in 2009, we remain excited about launching our all new Super WHY! product line, expanding our Caring Corners product line and extending our highly successful American Red Cross, Lamaze, John Deere and The First Years product lines.  In 2010, we anticipate improved economic conditions and have exciting new product launches planned for Chuggington®, Thomas & Friends Wooden Railway and Dinosaur Train, an all new preschool licensed property, which will soon be broadcast on PBS Kids.”

Stoelting concluded, “Although the global business climate is expected to remain difficult throughout 2009, we believe that our strategic focus, cost reduction plans, low debt levels, and experienced, proven management team will allow RC2 to navigate these tough times while building toward sustainable growth in the future.”

Preliminary 2009 Financial Outlook

Continuing sales and profits are dependent on a number of factors including the on-going success and expansion of continuing product lines, successful introductions of new products and product lines and retention of key licenses.  Other key factors include the impact of foreign currency, seasonality, overall economic conditions including consumer retail spending and shifts in the timing of that spending and the timing and level of retailer orders.  The Company’s preliminary outlook for 2009 estimates that full year 2009 diluted earnings per share will range from flat to slightly up when compared with full year 2008 income tax-normalized diluted earnings per share of $1.35, which excludes  non-recurring items and is adjusted for the 2009 anticipated  effective tax rate of 36%.   The Company expects that sales and diluted earnings per share estimates in the first half of 2009 may fall below prior year adjusted amounts.  The Company will provide an updated outlook when it reports its 2009 second quarter and six month results in July.

Use of Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included in this release, the Company has provided certain non-GAAP financial information, including consolidated statements of operations information excluding non-recurring items, net sales by category adjusted to exclude net sales from discontinued product lines and recall-related items and EBITDA (as described in more detail in the next section).  Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company's results.  In addition, because the recall-related items were higher in the fourth quarter 2007 as compared with the fourth quarter 2008 and non-recurring transactions, such as an impairment to goodwill and other intangible assets, were incurred in the fourth quarter 2008, as well as the significant decrease in net sales related to discontinued product lines, the Company believes that the presentation of these non-GAAP financial measures enhances an investor's ability to make period-to-period comparisons of the Company's operating results.  This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results.  The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measure.  See the "Consolidated Statements of Operations As Adjusted for Non-recurring Items," "Net Sales by Category Excluding Discontinued Product Lines and Recall-related Items" and "Calculation of Adjusted EBITDA" tables attached.

EBITDA
EBITDA is defined as recurring earnings before interest expense, taxes, depreciation and amortization and represents operating profit plus other charges set forth in the attached Calculation of Adjusted EBITDA.  EBITDA is not adjusted for all non-cash expenses or for working capital, capital expenditures or other investment requirements and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses.  Thus, EBITDA should not be considered in isolation or as a substitute for net earnings or cash provided by operating activities, each prepared in accordance with GAAP, when measuring RC2’s profitability or liquidity as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Earnings Conference Call Information
The Company’s quarterly earnings conference call will be held at 4:45 p.m. EST on Wednesday, February 18, and is available live and in replay to all analysts/investors through a webcast service.  To listen to the live call, go to www.earnings.com at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, replays will be available shortly after the call on CCBN.

Company Description
RC2 Corporation (www.rc2.com) is a leading designer, producer and marketer of innovative, high-quality toys, collectibles, and infant and toddler products.  RC2’s infant, toddler and preschool products are marketed under its Learning Curve® (www.learningcurve.com) family of brands which includes The First Years® and Lamaze brands as well as popular and classic licensed properties such as Thomas & Friends, Bob the Builder, Winnie the Pooh, John Deere  and Sesame Street.  RC2 markets its youth and adult products under the Johnny Lightning® (www.johnnylightning.com) and Ertl® (www.ertl.com) brands. RC2 reaches its target consumersthrough multiple channels of distribution supporting more than 25,000 retail outlets throughout North America, Europe, Australia, and Asia Pacific.

Forward Looking Statements
Certain statements contained in this release are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "anticipate,'' "estimate,'' "believe,'' "could,'' "expect,'' "intend,'' "may,'' "planned,'' "potential,'' "should,'' "will,'' "would'' or the negative of those terms or other words of similar meaning. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: the effect of the reduced borrowing capacity in the Company’s new credit facility on the Company’s ability to access sufficient working capital, the risk that the Company may not have sufficient cash flows to comply with the payment terms of the new credit facility and the Company’s ability to comply with more restrictive covenants in the new credit facility; risks related to product recalls or product liability claims, compliance with product safety standards and the effect of recalls on the Company’s relationship with licensors, including the effect on renewal and retention of licenses; the Company may not be able to manufacture, source and ship new and continuing products on a timely basis; the Company is dependent upon timely shipping of product and unloading of product through West Coast ports as well as timely rail/truck delivery to the Company’s warehouse and/or customers’ warehouses; increases in the cost of raw materials used to manufacture the Company’s products and increases in freight costs could increase the Company’s cost of sales and reduce the Company’s gross margins; currency exchange rate fluctuations, including in the Chinese Renminbi, the Hong Kong dollar, the British pound sterling, the Australian dollar, the Euro or the Canadian dollar, could increase the Company’s expenses or reduce the U.S. dollar value of the Company’s assets denominated in foreign currencies, including funds the Company needs to transfer to the U.S.; customers and consumers may not accept the Company’s products at prices sufficient for the Company to profitably recover development, manufacturing, marketing, royalty and other costs; the inventory policies of retailers, together with increased reliance by retailers on quick response inventory management techniques, may increase the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight shipping schedules; competition in the markets for the Company's products may increase significantly; the Company is dependent upon continuing licensing arrangements with owners of popular and classic licensed properties such as Thomas & Friends, Bob the Builder, Winnie the Pooh, John Deere and Sesame Street, vehicle manufacturers, agricultural equipment manufacturers and other licensors; the risk of future write-downs of other intangible assets;  the Company may experience unanticipated negative results of litigation; the effect on the Company’s business of the expected termination of the license of the Take Along Thomas & Friends die-cast product line at the end of 2009; the Company’s ability to obtain renewal of the license of the Thomas & Friends Wooden Railway product line; the Company relies upon a limited number of independently owned factories located in China to manufacture a significant portion of its products; the Company is dependent upon the continuing willingness of leading retailers to purchase and provide shelf space for the Company's products; and general economic conditionsin the Company's markets.  Such uncertainties and other operational matters are discussed further in the Company's quarterly and annual filings with the Securities and Exchange Commission.  The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

- Tables to Follow -

RC2 Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	Quarter Ended December 31,				Year Ended December 31,
	2008	% of Net Sales	2007	% of Net Sales	2008	% of Net Sales	2007	% of Net Sales
Net sales (1)	$121,690	100.0%	$138,573	100.0%	$437,029	100.0%	$488,999	100.0%
Cost of sales (2)	75,139	61.7%	75,832	54.7%	246,301	56.4%	270,059	55.2%
Recall-related items	(178)	-0.1%	513	0.4%	(1,114)	-0.3%	4,624	1.0%
Gross profit	46,729	38.4%	62,228	44.9%	191,842	43.9%	214,316	43.8%
Selling, general and administrative expenses (2)	43,515	35.8%	48,390	34.9%	155,903	35.7%	161,560	33.0%
Recall-related items	597	0.5%	10,565	7.6%	15,782	3.6%	18,068	3.7%
Terminated acquisition costs	(17)		—		1,399	0.3%	—
Impairment of goodwill and other intangible assets	255,853	210.2%	—		255,853	58.6%	—
Amortization of intangible assets	219	0.2%	259	0.2%	889	0.2%	893	0.2%
Operating (loss) income	(253,438)	-208.3%	3,014	2.2%	(237,984)	-54.5%	33,795	6.9%
Interest expense, net	1,952	1.6%	1,008	0.7%	5,005	1.1%	1,515	0.3%
Write-off of investment	—		—		2,057	0.5%	—
Other income	(3,724)	-3.1%	(781)	-0.5%	(3,553)	-0.8%	(1,768)	-0.4%
(Loss) income before income taxes	(251,666)	-206.8%	2,787	2.0%	(241,493)	-55.3%	34,048	7.0%
Income tax (benefit) expense	(39,217)	-32.2%	2,389	1.7%	(35,741)	-8.2%	12,472	2.6%
(Loss) income from continuing operations	(212,449)	-174.6%	398	0.3%	(205,752)	-47.1%	21,576	4.4%
Income from discontinued operations, net of tax	—		—		—		110
Net (loss) income	$(212,449)	-174.6%	$398	0.3%	$(205,752)	-47.1%	$21,686	4.4%

(1) Net sales includes $1.5 million of recall-related items for the quarter ended December 31, 2007. Net sales includes $(0.3) million and $5.6 million of recall-related items for the years ended December 31, 2008 and 2007, respectively.
(2) Depreciation expense was $5.9 million and $3.4 million for the quarters ended December 31, 2008 and 2007, respectively. Depreciation expense was $15.4 million and $13.9 million for the years ended December 31, 2008 and 2007, respectively.

EPS:
Basic (loss) earnings per common share:
(Loss) income from continuing operations	$(12.32)		$0.02		$(11.82)		$1.05
Income from discontinued operations	—		—		—		0.01
Net (loss) income	$(12.32)		$0.02		$(11.82)		$1.06
Diluted (loss) earnings per common share:
(Loss) income from continuing operations	$(12.32)		$0.02		$(11.82)		$1.04
Income from discontinued operations	—		—		—		0.01
Net (loss) income	$(12.32)		$0.02		$(11.82)		$1.05
Weighted average shares outstanding:
Basic	17,245		18,743		17,406		20,395
Diluted	17,245		19,060		17,406		20,748

Selected Consolidated Balance Sheet Data
	December 31, 2008	September 30, 2008	December 31, 2007
		(Unaudited)
Cash and cash equivalents	$32,095	$61,958	$57,809
Trade accounts receivable, net	91,647	101,900	110,317
Inventory	73,989	92,808	77,034
Goodwill and intangible assets, net	82,504	341,996	344,489
Accounts payable and accrued expenses	73,986	78,000	99,076
Line of credit	20,120	138,100	95,000
Term loan	75,000	—	—
Stockholders’ equity	$148,689	$376,849	$397,378

RC2 Corporation
Reconciliation of Non-GAAP Financial Information
Consolidated Statements of Operations As Adjusted for Non-recurring Items
(in thousands, except per share data)

	Quarter Ended December 31, 2008			Quarter Ended December 31, 2007
	Actual	Non-recurring Items	As Adjusted for Non-recurring Items	Actual	Non-recurring Items	As Adjusted for Non-recurring Items
Net sales (1)	$121,690	$—	$121,690	$138,573	$(1,486)	$140,059
Cost of sales (2)	75,139	2,968	72,171	75,832	—	75,832
Recall-related items (3)	(178)	(178)	—	513	513	—
Gross profit	46,729	(2,790)	49,519	62,228	(1,999)	64,227
Selling, general and administrative expenses (4)	43,515	2,008	41,507	48,390	—	48,390
Recall-related items (5)	597	597	—	10,565	10,565	—
Terminated acquisition costs	(17)	(17)	—	—	—	—
Impairment of goodwill and other intangible assets	255,853	255,853	—	—	—	—
Amortization of intangible assets	219	—	219	259	—	259
Operating (loss) income	(253,438)	(261,231)	7,793	3,014	(12,564)	15,578
Interest expense, net	1,952	—	1,952	1,008	—	1,008
Write-off of investment	—	—	—	—	—	—
Other income	(3,724)	—	(3,724)	(781)	—	(781)
(Loss) income before income taxes	(251,666)	(261,231)	9,565	2,787	(12,564)	15,351
Income tax (benefit) expense	(39,217)	(41,322)	2,105	2,389	(4,982)	7,371
Net (loss) income	$(212,449)	$(219,909)	$7,460	$398	$(7,582)	$7,980

EPS:
Basic	$(12.32)	$(12.75)	$0.43	$0.02	$(0.40)	$0.42
Diluted	$(12.32)	$(12.75)	$0.43	$0.02	$(0.40)	$0.42

Weighted average shares outstanding:
Basic	17,245	17,245	17,245	18,743	18,743	18,743
Diluted	17,245	17,401	17,401	19,060	19,060	19,060

Notes:
(1) Recall-related items included in net sales include costs associated with returns and allowances.
(2) Non-recurring items are comprised of a $2,748 non-cash tooling write-off and $220 of severance costs.
(3) Recall-related items included in cost of sales primarily include costs associated with inventory reserves and vendor recoveries.
(4) Non-recurring items are comprised of $2,008 of severance and other related costs.
(5) Recall-related items included in selling, general and administrative expenses primarily include costs associated with freight and professional fees.

RC2 Corporation
Reconciliation of Non-GAAP Financial Information
Consolidated Statements of Operations As Adjusted for Non-recurring Items
(in thousands, except per share data)

	Year Ended December 31, 2008			Year Ended December 31, 2007
	Actual	Non-recurring Items	As Adjusted for Non-recurring Items	Actual	Non-recurring Items	As Adjusted for Non-recurring Items
Net sales (1)	$437,029	$341	$436,688	$488,999	$(5,596)	$494,595
Cost of sales (2)	246,301	2,968	243,333	270,059	—	270,059
Recall-related items (3)	(1,114)	(1,114)	—	4,624	4,624	—
Gross profit	191,842	(1,513)	193,355	214,316	(10,220)	224,536
Selling, general and administrative expenses (4)	155,903	2,008	153,895	161,560	—	161,560
Recall-related items (5)	15,782	15,782	—	18,068	18,068	—
Terminated acquisition costs	1,399	1,399	—	—	—	—
Impairment of goodwill and other intangible assets	255,853	255,853	—	—	—	—
Amortization of intangible assets	889	—	889	893	—	893
Operating (loss) income	(237,984)	(276,555)	38,571	33,795	(28,288)	62,083
Interest expense, net	5,005	—	5,005	1,515	—	1,515
Write-off of investment	2,057	2,057	—	—	—	—
Other income	(3,553)	—	(3,553)	(1,768)	—	(1,768)
(Loss) income from continuing operations before income taxes	(241,493)	(278,612)	37,119	34,048	(28,288)	62,336
Income tax (benefit) expense	(35,741)	(47,127)	11,386	12,472	(10,721)	23,193
(Loss) income from continuing operations	(205,752)	(231,485)	25,733	21,576	(17,567)	39,143
Income from discontinued operations, net of tax	—	—	—	110	—	110
Net (loss) income	$(205,752)	$(231,485)	$25,733	$21,686	$(17,567)	$39,253

EPS:
Basic (loss) earnings per common share:
(Loss) income from continuing operations	$(11.82)	$(13.30)	$1.48	$1.05	$(0.86)	$1.91
Income from discontinued operations	—	—	—	0.01	—	0.01
Net (loss) income	$(11.82)	$(13.30)	$1.48	$1.06	$(0.86)	$1.92

Diluted (loss) earnings per common share:
(Loss) income from continuing operations	$(11.82)	$(13.28)	$1.46	$1.04	$(0.84)	$1.88
Income from discontinued operations	—	—	—	0.01	—	0.01
Net (loss) income	$(11.82)	$(13.28)	$1.46	$1.05	$(0.84)	$1.89

Weighted average shares outstanding:
Basic	17,406	17,406	17,406	20,395	20,395	20,395
Diluted	17,406	17,649	17,649	20,748	20,748	20,748

Notes:
(1) Recall-related items included in net sales include recoveries (costs) associated with returns and allowances.
(2) Non-recurring items are comprised of a $2,748 non-cash tooling write-off and $220 of severance costs.
(3) Recall-related items included in cost of sales primarily include costs associated with inventory reserves and vendor recoveries.
(4) Non-recurring items are comprised of $2,008 of severance and other related costs.
(5) Recall-related items included in selling, general and administrative expenses primarily include costs associated with freight and professional fees.

RC2 Corporation and Subsidiaries
Consolidated Statements of Operations As Adjusted for Non-recurring Items
(in thousands, except per share data)

	Quarter Ended December 31,				Year Ended December 31,
	2008		2007		2008		2007
	As Adjusted to Exclude Non-recurring Items	% of Net Sales	As Adjusted to Exclude Non-recurring Items	% of Net Sales	As Adjusted to Exclude Non-recurring Items	% of Net Sales	As Adjusted to Exclude Non-recurring Items	% of Net Sales
Net sales	$121,690	100.0%	$140,059	100.0%	$436,688	100.0%	$494,595	100.0%
Cost of sales	72,171	59.3%	75,832	54.1%	243,333	55.7%	270,059	54.6%
Gross profit	49,519	40.7%	64,227	45.9%	193,355	44.3%	224,536	45.4%
Selling, general and administrative expenses	41,507	34.1%	48,390	34.6%	153,895	35.3%	161,560	32.6%
Amortization of intangible assets	219	0.2%	259	0.2%	889	0.2%	893	0.2%
Operating income	7,793	6.4%	15,578	11.1%	38,571	8.8%	62,083	12.6%
Interest expense, net	1,952	1.6%	1,008	0.7%	5,005	1.1%	1,515	0.3%
Other income	(3,724)	-3.0%	(781)	-0.6%	(3,553)	-0.8%	(1,768)	-0.3%
Income before income taxes	9,565	7.8%	15,351	11.0%	37,119	8.5%	62,336	12.6%
Income tax expense	2,105	1.7%	7,371	5.3%	11,386	2.6%	23,193	4.7%
Income from continuing operations	7,460	6.1%	7,980	5.7%	25,733	5.9%	39,143	7.9%
Income from discontinued operations, net of tax	—		—		—		110
Net income	$7,460	6.1%	$7,980	5.7%	$25,733	5.9%	$39,253	7.9%

EPS:
Basic earnings per common share:
Income from continuing operations	$0.43		$0.42		$1.48		$1.91
Income from discontinued operations	—		—		—		0.01
Net income	$0.43		$0.42		$1.48		$1.92
Diluted earnings per common share:
Income from continuing operations	$0.43		$0.42		$1.46		$1.88
Income from discontinued operations	—		—		—		0.01
Net income	$0.43		$0.42		$1.46		$1.89
Weighted average shares outstanding:
Basic	17,245		18,743		17,406		20,395
Diluted	17,401		19,060		17,649		20,748

Reconciliation of Diluted (Loss) Earnings Per Common Share from Continuing Operations

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
As reported	$(12.32)	$0.02	$(11.82)	$1.04
Recall-related items	0.05	0.40	0.57	0.84
Terminated acquisition costs	—	—	0.06	—
Write-off of investment	0.01	—	0.08	—
Write-off of tooling	0.10	—	0.10	—
Severance and other non-cash charges	0.08	—	0.08	—
Impairment of goodwill and other intangible assets	12.51	—	12.39	—
As adjusted	$0.43	$0.42	$1.46	$1.88

RC2 Corporation and Subsidiaries
Supplemental Reporting
(unaudited and in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net sales by category:
Mother, infant and toddler products	$43,778	$41,947	$178,548	$184,936
Preschool, youth and adult products	77,912	96,626	258,481	304,063
Net sales	$121,690	$138,573	$437,029	$488,999

Net sales by channel:
Chain retailers	$86,789	$92,640	$307,341	$333,775
Specialty retailers, wholesalers, OEM dealers and other	34,901	45,933	129,688	155,224
Net sales	$121,690	$138,573	$437,029	$488,999

Net sales by geographic location:
North America	$93,047	$105,147	$327,311	$381,792
International (1)	28,690	33,742	110,451	108,081
Sales and transfers between segments	(47)	(316)	(733)	(874)
Net sales	$121,690	$138,573	$437,029	$488,999

Note:
(1) International sales were negatively impacted from foreign currency exchange rates by approximately 20% and 5% in the quarter and year ended December 31, 2008, respectively.

Net Sales by Category Excluding Discontinued Product Lines and Recall-related Items
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net sales by category:
Mother, infant and toddler products	$43,778	$42,665	$178,548	$185,533
Preschool, youth and adult products	77,270	91,078	255,889	286,836
Net sales, as adjusted (1)	121,048	133,743	434,437	472,369
Discontinued product lines	642	6,316	2,251	22,226
Net sales, excluding recall-related items	$121,690	$140,059	$436,688	$494,595

Note:
(1)  Sub-total excludes discontinued product lines and recall-related items.

Calculation of Adjusted EBITDA
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
(Loss) income before income taxes	$(251,666)	$2,787	$(241,493)	$34,048
Impairment of goodwill and other intangible assets	255,853	—	255,853	—
Depreciation	5,946	3,393	15,390	13,950
Amortization	219	259	889	893
Compensation expense for equity awards	2,044	1,161	6,078	4,705
Cash based severance charges	1,344	—	1,344	—
Recall-related items	419	12,564	14,327	28,288
Terminated acquisition costs	(17)	—	1,399	—
Write-off of investment	—	—	2,057	—
(Gain) loss on sale of fixed assets	(64)	1	(51)	(20)
Interest expense	2,206	1,401	6,584	2,712
Adjusted EBITDA	$16,284	$21,566	$62,377	$84,576